Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms F-3 (No. 333-220285) and S-8 (No. 333-220737) of Celyad S.A. of our report dated 4 April 2017 relating to the consolidated financial statements, which appears in this Form 20-F.

Liège, Belgium

6 April 2018

PwC Reviseurs d’Entreprises SCCRL

Represented by

/s/ Patrick Mortroux

Patrick Mortroux